EXHIBIT 21.1

Subsidiaries of the Registrant

    1.     Ideal Accents, Inc. - FERNDALE
            10200 W. Eight Mile
            Ferndale, Michigan 48220
            Tel: (248) 542-1100
            Fax: (248) 542-1105
            Incorporated: 1980 in the State of Michigan

Ideal Accents, Inc. - Ferndale has a wholly owned subsidiary
JTM Inc. d/b/a Motor City Sunroof
A Michigan corporation at the same address

    2.     Ideal Accents, Inc. - Ann-ARBOR
            2880 Zeeb Road
            Dexter, Michigan 48130
            (734) 741-9663
            Incorporated in the State of Michigan

    3.     Ideal Accents, Inc. - TAYLOR
            15430 Racho Blvd,
            Taylor, Michigan 48180
            (734) 287-7733
            Incorporated in the State of Michigan

    4.     T.O.E. INC.
            10200 W. Eight Mile
            Ferndale, Michigan 48220
            Tel: (248) 542-1100
            Fax: (248) 542-1105
            Incorporated in the State of Michigan

    5.     SOMANI HOLDINGS INC.
            d/b/a - Automotive Sunroof Co. (Pickering)
            151 Sandcherry Square
            Pickering, ON L1V 6S8
            Tel: (416) 931-5676
            Incorporated in the Province of Ontario

    6.     AUTOFUN CANADA, INC.
            5 Mary Elizabeth Crescent
            Markham, ON L3R 9M2
            Tel: (416) 435-6867
            Fax: (905) 947-9841
            Incorporated in the Province of Ontario